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                                                                       Exhibit 4


                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is entered into as of August 25th, 2003 between Iowa Great Lakes Flyers, Inc., an Iowa corporation (the "Purchaser"), and Gayle R. Brandt (the "Seller").

     WHEREAS, Douglas G. Voss ("Voss") and the Seller are parties to a Shareholder Buy-Sell Agreement dated June 28, 1996 and amended on December 26, 2001 (the "Buy-Sell Agreement");

     WHEREAS, pursuant to the Buy-Sell Agreement, the Seller elected to put certain shares of Great Lakes Aviation, Ltd. (the "Company") to Voss;

     WHEREAS, Voss and the Seller desire that the Purchaser purchase such shares in lieu of Voss;

     WHEREAS, the Purchaser desires to purchase such shares; and

     WHEREAS, the Purchaser and the Seller desire to enter into this Agreement to effect the Seller's sale of such shares to the Purchaser.

     NOW, THEREFORE, in consideration of the agreements and undertakings set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Seller agree as follows:

     1. Sale and Purchase of Securities. Subject to the terms and conditions hereof, the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, 172,413 shares of the Company's common stock, par value $.01 per share (the "Shares"), at a purchase price of $0.29 per share, for an aggregate purchase price of $49,999.77. The Seller and the Purchaser each acknowledge and agree that the per share purchase price for the Shares has been determined in accordance with the Buy-Sell Agreement and that such purchase price represents a fair value of the Shares.

     2. Closing; Payment. The closing of the sale to, and purchase by, the Purchaser of the Shares (the "Closing") shall occur on the date of this Agreement (the "Closing Date").

     On the Closing Date, the Seller shall deliver to the Company's transfer agent the certificate or certificates representing the Shares currently registered in her name and shall irrevocably instruct such transfer agent in writing, in a form acceptable to the Purchaser, to cancel that certificate or certificates and issue a certificate representing the Shares registered in the Purchaser's name.

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     On the Closing Date, the Purchaser will deliver to the Seller a check or wire transfer in the amount of $49,999.77, against delivery of the certificate for the Shares, in payment of the total purchase price for the Shares.

     3. Representations and Warranties of Purchaser. The Purchaser represents and warrants that:

           3.1 Investment Intent. The Shares are being purchased for the Purchaser's own account and not with a view to the distribution or sale thereof.

           3.2 Acts and Proceedings. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding agreement on the Purchaser, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

           3.3 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by the Purchaser, any right, interest or valid claim against the Seller for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. The Purchaser will indemnify and hold the Seller harmless against any and all liability with respect to any commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of the Purchaser in connection with the transactions contemplated by this Agreement.

           3.4 Access to Company Information. The Purchaser has been afforded access to and the opportunity to obtain all financial and other information about the Company that the Purchaser desires (including the opportunity to meet with Company officers), and the Purchaser has either been supplied with such information or has determined that such information was not required. The Purchaser acknowledges that he has been provided with an opportunity to review a copy of the reports filed by the Company with the SEC under the Securities Exchange Act of 1934. The Purchaser further acknowledges that he has carefully read and reviewed, and is familiar with and understands the contents thereof, including, without limitation, the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. There is no further information about the Company that the Purchaser desires or requires to make his decision to buy the Shares from the Seller.

     4. Representations and Warranties of the Seller. The Seller represents and warrants that:

           4.1 Ownership of Shares; Authority. The Seller is the sole legal and equitable owner of the Shares, free and clear of any liabilities, liens, encumbrances, assessments, restrictions, obligations, claims, charges or options of any kind whatsoever, and the Seller has full right and authority to enter into this Agreement and perform all of her obligations hereunder.

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           4.2  Acts and Proceedings. This Agreement has been duly executed and delivered by the Seller and is a valid and binding agreement on the Seller, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

           4.3 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by the Seller, any right, interest or valid claim against the Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. The Seller will indemnify and hold the Purchaser harmless against any and all liability with respect to any commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of the Seller in connection with the transactions contemplated by this Agreement.

           4.4 Access to Company Information. The Seller has been afforded access to and the opportunity to obtain all financial and other information about the Company that the Seller desires (including the opportunity to meet with Company officers), and the Seller has either been supplied with such information or has determined that such information was not required. The Seller acknowledges that she has been provided with an opportunity to review a copy of the reports filed by the Company with the SEC under the Securities Exchange Act of 1934. The Seller further acknowledges that she has carefully read and reviewed, and is familiar with and understands the contents thereof, including, without limitation, the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. There is no further information about the Company that the Seller desires or requires to make her decision to sell the Shares to the Purchaser.

     5. General Indemnity. The Seller hereby agrees to indemnify and hold the Purchaser harmless from and against any and all claims, demands, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) arising out of or in connection with any breach by the Seller of any of her obligations, representations or warranties hereunder. The Seller further agrees to indemnify and hold the Purchaser harmless from and against any claim that she or others may have based on the sale of the Shares to the Purchaser pursuant to this Agreement.

     6. Further Assurances. The Seller and the Purchaser shall deliver any and all other instruments or documents required to be delivered pursuant to, or reasonably necessary or proper to give effect to, the provisions of this Agreement and to consummate the transactions contemplated by this Agreement.

     7. Changes, Waivers, etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

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     8.    Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail:

           (a) if to the Purchaser, addressed to the Purchaser, 10400 West Mill Iron Road, Cheyenne, Wyoming 82009, or at such other address as the Purchaser may specify by written notice to the Seller, or

           (b) if to the Seller, addressed to the Seller, 256 Emerald Meadows Drive, Arnolds Park, Iowa 51331, or to such other address as the Seller may specify by written notice to the Purchaser.

Such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally or, if sent by mail, when received.

     9. Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale and purchase of the Shares and payment therefor.

     10. Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     11. Choice of Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     12. Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13. Public Announcements. The Seller agrees not to issue any press release or make any other public announcement concerning this Agreement that identifies the Purchaser without receiving the prior consent of the Purchaser, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall limit the Seller's right to make disclosures required by the Securities Act or the Securities Exchange Act of 1934, as amended from time to time.

     14. Preparation of Agreement. Briggs and Morgan, P.A. has drafted this Agreement at the request of the Purchaser. By signing this Agreement, the Seller acknowledges that she has been advised that Briggs and Morgan, P.A. is not representing her and that her interests under this Agreement may now or hereafter be adverse to, or to conflict with, the interests of the Purchaser.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                  /s/ Gayle R. Brandt
                                  ---------------------------------------
                                  Gayle R. Brandt


                                  IOWA GREAT LAKES FLYERS, INC.


                                  By: /s/ Douglas G. Voss
                                      ------------------------------------
                                       Douglas G. Voss
                                       Its: President

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